EXHIBIT 23.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 9, 2000 relating to the consolidated financial statements of Earth Search Sciences, Inc., as of March 31, 2000 and for the two years then ended, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PRICEWATERHOUSECOOPERS LLP
Portland, Oregon
July 25, 2001